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                                                                   Exhibit 23(d)

         CONSENT OF PRICEWATERHOUSECOOPERS LLP INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of Vignette Corporation of our report dated February 16, 2000 relating to the financial statements of OnDisplay, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
_____________________________________
PricewaterhouseCoopers LLP

San Jose, CA
June 1, 2000